INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                          INTERNET MARKETING, INC.

      25,000,000  AUTHORIZED SHARES     $.001 PAR VALUE     NON-ASSESSABLE


THIS  CERTIFIES  THAT


IS  THE  RECORD  HOLDER  OF


SHARES OF                   INTERNET MARKETING, INC.                COMMON STOCK

TRANSFERABLE ON THE BOOKS OF THE CORPORTATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THE CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORTATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.


DATED:

    Felix Kelly             [NTERNET MARKETING, INC.            Bill J. Rogers
     SECRETARY              CORPORATE SEAL OF NEVADA]             PRESIDENT


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